Exhibit 10.46

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of the Grant Date set forth on the signature page hereof, is entered into by and between Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), and the Participant whose name appears on the signature page hereof (the “Participant”).

1.  Grant of Restricted Stock Units.  The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of restricted stock units (the “Restricted Stock Units”) set forth on the signature page hereof.  This Agreement is subordinate to, and the terms and conditions of the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (the “Plan”), which are incorporated by reference herein.  If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.  Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.

2.  Vesting of Restricted Stock Units.

(a)  Vesting.  Except as otherwise provided in this Section 2, the Restriction Period applicable to the Restricted Stock Units shall lapse, if at all, in two equal installments of 50% each, on the first and second anniversary of the Grant Date, subject to the continued employment of the Participant by the Company or any Subsidiary thereof through each such anniversary of the Grant Date.

(b)  Termination of Employment.

(i)  Death or Disability.  If the Participant’s employment is terminated due to death or Disability, the Restriction Period shall lapse immediately upon such termination with respect to a portion of the Restricted Stock Units equal to the number of Restricted Stock Units that would have vested on the next anniversary of the Grant Date (assuming the Participant’s employment had continued through such anniversary) multiplied by a fraction, the numerator of which is the number of days elapsed since (x) the Grant Date, if the termination occurs on or prior to the first anniversary of the Grant Date, or (y) the first anniversary of the Grant Date, if the termination occurs after the first anniversary of the Grant Date, and the denominator of which is 365.  Such Restricted Stock Units shall be settled as provided in Section 3.  Any Restricted Stock Units still subject to restriction after giving effect to the preceding sentence shall immediately be forfeited and canceled effective as of the date of the Participant’s termination.

(ii)  Any Other Reason.  If the Participant’s employment terminates (whether by the Participant or the Company or a Subsidiary) for any reason other than death or Disability, any outstanding Restricted Stock Units shall immediately be forfeited and canceled effective as of the date of the Participant’s termination.

(c)  Change in Control.

(i)  In the event of a Change in Control, the Restriction Period applicable to any outstanding Restricted Stock Units shall lapse immediately prior to such Change in Control and shall settled as set forth in Section 3.

(ii)  Notwithstanding section 2(c)(i), no cancellation, termination, lapse of Restriction Period or settlement or other payment shall occur with respect to the Restricted Stock Units if the Committee (as constituted immediately prior to the Change in Control) reasonably determines, in good faith, prior to the Change in Control that the Restricted Stock Units shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 9.2 of the Plan.

(d)  Committee Discretion.  Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion, may accelerate the vesting with respect to any Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.

3.  Settlement of Restricted Stock Units.  Subject to Section 9(g), not later than 30 days after the lapse of the Restriction Period with respect to any Restricted Stock Units, the Company shall issue to the Participant one share of Common Stock underlying each Restricted Stock Unit as to which the Restriction Period has lapsed.  Upon issuance, such shares of Common Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with applicable law, this Agreement and any other agreement to which such shares are subject.

4.  Forfeiture.  Notwithstanding anything in the Plan or this Agreement to the contrary, if, during the Covered Period, the Participant engages in Wrongful Conduct, then any Restricted Stock Units for which the Restriction Period has not then lapsed shall automatically terminate and be canceled upon the date on which the Participant first engaged in such Wrongful Conduct.  If the Participant engages in Wrongful Conduct or if the Participant’s employment is terminated for Cause, the Participant shall pay to the Company in cash any Restriction-Based Financial Gain the Participant realized from the lapse of the Restriction Period applicable to all or a portion of the Restricted Stock Units with respect to which the Restriction Period lapsed within the Wrongful Conduct Period.  By entering into this Agreement, the Participant hereby consents to and authorizes the Company and the Subsidiaries to deduct from any amounts payable by such entities to the Participant any amounts the Participant owes to the Company under this Section 4 to the extent permitted by law.  This right of set-off is in addition to any other remedies the

Company may have against the Participant for the Participant’s breach of this Section 4.  The Participant’s obligations under this Section 4 shall be cumulative (but not duplicative) of any similar obligations the Participant has under the Plan, this Agreement or any other agreement with the Company or any Subsidiary.

5.  Effect of Financial Restatements.  In the event that the Participant commits misconduct or gross negligence (whether or not such misconduct or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct or gross negligence the Company restates any of its financial statements, then the Committee may require any or all of the following:

(a)  that the Participant forfeit some or all of the Restricted Stock Units subject to this Agreement held by such Participant at the time of such restatement,

(b)  that the Participant forfeit some or all of shares of Common Stock held by the Participant at the time of such restatement that had been received in settlement of Restricted Stock Units subject to this Agreement during the twelve-month period (or such other period as determined by the Committee) prior to the financial restatement, and

(c)  that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock that had been received in settlement of any Restricted Stock Units subject to this Agreement within the period commencing twelve months (or such other period as determined by the Committee) prior to the financial restatement.

6.  Securities Law Compliance.  Notwithstanding any other provision of this Agreement, the Participant may not sell the shares of Common Stock acquired upon vesting of the Restricted Stock Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act.  The sale of such shares must also comply with other applicable laws and regulations governing the Common Stock and Participant may not sell the shares of Common Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.

7.  Participant’s Rights with Respect to the Restricted Stock Units.

(a)  Restrictions on Transferability.  The Restricted Stock Units granted hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death; provided that the deceased Participant’s beneficiary or representative of the Participant’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Participant.  Any attempt by the Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan and this Agreement, including this Section 7(a), shall be void and of no effect.

(b)  No Rights as Stockholder.  The Participant shall not have any rights as a stockholder of the Company with respect to any shares of Common Stock corresponding to the Restricted Stock Units granted hereby unless and until shares of Common Stock are issued to the Participant in respect thereof.

8.  Adjustment in Capitalization.  In the event of any Adjustment Event affecting the Common Stock, the Committee shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the pre-share price of the Common Stock and preserve the intrinsic value of any Awards granted under the Plan.  Such mandatory adjustment may include a change in any or all of the number and kind of shares of Common Stock or other equity interests underlying the Restricted Stock Units.  In addition, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Award in such event.  The number of shares of Common Stock or other equity interests underlying the Restricted Stock Units shall be rounded to the nearest whole number.  Any such adjustment shall be consistent with section 162(m) of the Code to the extent the Restricted Stock Units are subject to such section of the Code and shall preserve the status of the Restricted Stock Units as a “short-term deferral” under section 409A of the Code.

9.  Miscellaneous.

(a)  Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b)  Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Participant without the prior written consent of the other party.

(c)  No Right to Continued Employment.  Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries.  Nothing in the

Plan or this Agreement shall confer on the Participant the right to receive any future Awards under the Plan.

(d)  Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Participant, as the case may be, at the following addresses or to such other address as the Company or the Participant, as the case may be, shall specify by notice to the other:

If to the Company, to it at:

Hertz Global Holdings, Inc.

c/o The Hertz Corporation

225 Brae Boulevard

Park Ridge, New Jersey  07656

Attention: General Counsel

Fax: (201) 594-3122

If to the Participant, to the Participant at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Participant.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(e)  Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Participant and the Company.

(f)  Interpretation.  The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award.  Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(g)  Tax Withholding. The Company shall have the right and power to deduct from all amounts paid to the Participant in cash or shares (whether under the Plan or otherwise) or to require the Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to the Restricted Stock Units.  No shares of Common Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Restricted Stock Units.  The Company may defer issuance or delivery of Common Stock until such requirements are satisfied.  Without limiting the generality of the foregoing, the Participant may elect to tender shares of Common Stock (including shares of Common Stock issuable in respect of the Restricted Stock Units) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations).

(h)  Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(i)  Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation.  By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participants in the Plan is voluntary; (d) that the value of the Restricted Stock Units is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Stock is unknown and cannot be predicted with certainty.

(j)  Employee Data Privacy.  The Participant authorizes any Affiliate of the Company that employs the Participant or that otherwise has or lawfully obtains personal data relating to the Participant to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(k)  Consent to Electronic Delivery.  By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Stock Units via Company web site or other electronic delivery.

(l)  Headings and Captions.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(m)  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the        day of                                                (the “Grant Date”).

HERTZ GLOBAL HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT

«Name»

By:

Restricted Stock Units
granted hereby: